Exhibit 3.1

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                  FRANKLIN STREET PARTNERS LIMITED PARTNERSHIP

      Pursuant to the provisions of the Massachusetts Uniform Limited Partnership Act (the "Act"), the undersigned hereby agrees, certifies and swears to this Certificate of Limited Partnership creating a limited partnership to be known as "Franklin Street Partners Limited Partnership":

      1. Name of Partnership. The name of the Partnership is Franklin Street Partners Limited Partnership (the "Partnership").

      2. Business of Partnership. The character of the business of the Partnership and its purpose are to own an interest in FSP Investments LLC, a Massachusetts limited liability company, to own an interest in FSP Property Management LLC, a Massachusetts limited liability company, and to engage in any and all activities permitted under the Act.

      3. Office of the Partnership; Agent for Service of Process. The office of the Partnership for purposes of Section 4(1) of the Act (and the office at which its records are maintained for purposes of Section 5(a) of the Act) is c/o FSP Investments LLC, 401 Edgewater Place, Suite 110, Wakefield, Massachusetts 01880. The name and address of the Partnership's agent for service of process in Massachusetts is George J. Carter, 5 Megans Way, Gloucester, Massachusetts 01930.

      4. General Partners' Name and Business Address. The names and business address of the general partners of the Partnership are as follows:

                                George J. Carter
                                R. Scott MacPhee
                                Richard R. Norris
                               William W. Gribbell
                         401 Edgewater Place, Suite 110
                         Wakefield, Massachusetts 01880

      5. Date of Dissolution of the Partnership. The latest date on which the Partnership is to dissolve is December 31, 2086.

      IN WITNESS WHEREOF, the undersigned, being all the general partners of the Partnership, have signed and sworn to this Certificate of Limited Partnership under the penalties of perjury as of this 24th day of January, 1997.


                                             GENERAL PARTNERS

                                             /s/ George J. Carter
                                             --------------------------
                                             George J. Carter


                                             /s/ R. Scott MacPhee
                                             --------------------------
                                             R. Scott MacPhee


                                             /s/ Richard R. Norris
                                             --------------------------
                                             Richard R. Norris


                                             /s/ William W. Gribbell
                                             --------------------------
                                             William W. Gribbell


                                      -2-